                                                                Exhibit 10.1



                            STOCK PURCHASE AGREEMENT

                                 By and Between


                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.


                                       and


                           GEOTEK COMMUNICATIONS, INC.





                                NOVEMBER 26, 1997

                                TABLE OF CONTENTS

                                                                                  Page

1.       DEFINITIONS..............................................................  1

2.       THE PURCHASE.............................................................  2
         2.1          Purchase....................................................  2
         2.2          Purchase Consideration......................................  3

3.       THE CLOSING..............................................................  3

4.       REPRESENTATIONS AND WARRANTIES OF GEOTEK.................................  4
         4.1          Status and Authority........................................  4
         4.2          Conflicts, Consents and Approvals...........................  4
         4.3          Title to Shares and Warrants................................  5
         4.4          Litigation..................................................  5
         4.5          Brokers.....................................................  6

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................  6
         5.1          Status and Authority........................................  6
         5.2          Conflicts, Consents and Approvals...........................  6
         5.3          Securities Filings..........................................  7
         5.4          Absence of Certain Changes..................................  7
         5.5          Litigation..................................................  8
         5.6          Brokers.....................................................  8

6.       ADDITIONAL AGREEMENTS....................................................  8
         6.1          Resignation of Directors and Officers.......................  8
         6.2          Expenses of Transaction; Transfer Taxes.....................  8
         6.3          Continuation of Medical and Financial Coverage..............  9
         6.4          Preserve Accuracy of Representations and Warranties......... 10
         6.5          Cooperation................................................. 10

7.       NON-COMPETITION BY GEOTEK................................................ 10
         7.1          Covenants Against Competition............................... 10
         7.2          Rights and Remedies Upon Breach............................. 14
         7.3          Severability of Covenants................................... 14
         7.4          "Blue-Pencilling"........................................... 15
         7.5          Enforceability in Jurisdictions............................. 15

8.       SURVIVAL................................................................. 15

9.       CONDITIONS PRECEDENT..................................................... 16


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
         9.1          Conditions to Obligation of Geotek.......................... 16
         9.2          Conditions to Obligations of the Company.................... 17

10.      TERMINATION.............................................................. 18

11.      MISCELLANEOUS............................................................ 19
         11.1         Notices..................................................... 19
         11.2         Publicity................................................... 20
         11.3         Further Assurances.......................................... 20
         11.4         Severability................................................ 20
         11.5         Entire Agreement............................................ 20
         11.6         Amendments.................................................. 20
         11.7         Waiver...................................................... 21
         11.8         Captions.................................................... 21
         11.9         No Third Party Beneficiary.................................. 21
         11.10        Remedies Cumulative......................................... 21
         11.11        Governing Law............................................... 22
         11.12        Assignment.................................................. 22
         11.13        Counterparts................................................ 22

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") is dated as of the ____ day of November, 1997 by and among BOGEN COMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and GEOTEK COMMUNICATIONS, INC., a Delaware corporation ("Geotek").

                               W I T N E S S E T H
         WHEREAS, Geotek is the beneficial owner of 3,701,919 shares (the "Shares") of the Common Stock, par value $.001 per share, of the Company (the "Common Stock"), and warrants (the "Warrants") to purchase 200,000 shares of Common Stock, which Shares and Warrants constitute all shares of capital stock of the Company, and rights to acquire capital stock of the Company, held beneficially or of record by Geotek; and

         WHEREAS, Geotek wishes to sell such Shares and Warrants to the Company and the Company wishes to purchase and acquire such Shares and Warrants from Geotek.

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS

                      As used herein, the following terms shall have the meaning indicated:

         "Governmental Authority" shall mean any foreign, federal, state or local court, arbitration tribunal, legislative body, administrative agency or commission, or other governmental or other regulatory authority, agency or department.

         "Material," whether capitalized or not, when used to qualify a representation, warranty, or covenant contained in this Agreement shall mean, unless otherwise defined, as the case may be and to the extent the context so requires, that there is a reasonable probability under all the circumstances and in view of the total mix of information available that a reasonable Person, in the position of the party relying thereon, would attach importance to the matter in question in deciding whether to enter into and consummate this Agreement in accordance with the specific terms contained in this Agreement.

         "Person" shall mean any natural person, corporation, organization, partnership, association, joint-stock company, limited liability company, joint venture, trust or government, or any agency or political subdivision of any government.

2.       THE PURCHASE

         2.1 Purchase. Subject to the terms and conditions contained herein, on the Closing Date (as defined in Section 3 hereof), Geotek shall sell, transfer, assign, and convey the Shares and the Warrants to the Company, and shall deliver to the Company a stock certificate or certificates representing all of the Shares, duly endorsed in blank with duly executed stock powers attached, and the certificates representing all of the Warrants, all in proper form for transfer free and clear of any lien, encumbrance, security interest, pledge, charge, option, claim, mortgage or any other encumbrance whatsoever (collectively, a


                                       -2-
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"Lien") with respect thereto. The Company shall purchase, acquire and accept each of Geotek's Shares and Warrants in exchange for the Purchase Consideration set forth in Section 2.2.

         2.2 Purchase Consideration. At the Closing (as defined in Section 3 hereof), in exchange for the Shares and the Warrants and against delivery of a stock certificate or certificates representing the Shares and a certificate or certificates representing the Warrants, the Company shall cause to be paid, by receipt of funds by Geotek via wire transfer to an account designated by Geotek in the aggregate amount of $18,500,000 (the "Purchase Consideration").

3.       THE CLOSING

                  The closing of the transactions described herein (the "Closing") shall take place at 10:00 a.m. on November 26, 1997 (the "Closing Date") at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020 or at such other time and place as shall be agreed to by the parties. The Closing shall be effective as of the close of business on the Closing Date. At the Closing, the parties shall deliver, or cause to be delivered, such certificates, receipts or other documents or instruments as are provided for in this Agreement and shall attend to such other matters as may be reasonably required and are customary to comply with the terms of this Agreement.


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4.       REPRESENTATIONS AND WARRANTIES OF GEOTEK

         Geotek represents and warrants to the Company as follows:

         4.1 Status and Authority. Geotek is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Geotek has the full and unrestricted right, power and authority (a) to own each of the Shares and the Warrants, (b) to execute and deliver this Agreement and every other agreement, document or instrument contemplated hereby or in connection with the transactions referred to herein (collectively, the "Related Agreements") to which it is party, (c) to perform its obligations hereunder and thereunder and (d) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements by Geotek and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Geotek. This Agreement and the Related Agreements have been duly executed and delivered by Geotek and constitute the valid and binding obligation of Geotek, enforceable against Geotek in accordance with their terms.

         4.2 Conflicts, Consents and Approvals. The execution, delivery and performance of this Agreement and the Related Agreements by Geotek do not and will not result in (a) any conflict with any formative, organizational or governing documents of Geotek, (b) any Material breach or violation of or default under any law, rule, statute, regulation, judgment, order or decree or any Material note, bond, mortgage, agreement, deed of trust, indenture, license, permit, lease, loan agreement, contract, agreement or any other instrument or arrangement to which Geotek is a party or by which Geotek or any of its properties or assets is bound or (c) the creation or imposition of any Liens on any of the Shares or Warrants. No consent, approval or authorization of or filing, registration, qualification, designation or declaration with, or notice to, any Governmental Authority or any third party is required on the part of Geotek in connection with the execution and delivery of this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby, other than those consents and approvals which have been obtained.

         4.3 Title to Shares and Warrants. Geotek owns all of the Shares and the Warrants free and clear of all Liens, except to the extent that such Liens will be removed prior to the Closing. The Shares and the Warrants constitute all of the securities of the Company held by Geotek and its affiliates and Geotek has no direct or indirect ownership interest in the Company except as beneficial owner of the Shares and the Warrants. Except for this Agreement and the Voting Agreement dated August 21, 1995, by and among Geotek, Yoav Stern, Joram D. Rosenfeld and David Jan Mitchell, Geotek is not a party to any agreement restricting the transfer or the voting of the Shares or the Warrants.

         4.4 Litigation. There is no lawsuit, arbitration, action, claim, investigation, hearing, charge, complaint, demand or administrative proceeding either (a) pending in any court or before any Governmental Authority or otherwise pending against Geotek or (b) to the knowledge of Geotek's officers or directors, threatened, against Geotek, seeking to restrain, prohibit or invalidate the sale of the Shares and/or the Warrants hereunder by Geotek to the Company or the consummation of the transactions contemplated hereby or


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
seeking damages in connection with such transactions or to place a lien on, or otherwise encumber, the Shares and/or the Warrants.

         4.5 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of Geotek in such manner as to give rise to any claim for any brokerage or finder's commission, fee or similar compensation which would require payment by the Company.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Geotek as follows:

         5.1 Status and Authority. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the full and unrestricted right, power and authority to (a) execute and deliver this Agreement and the Related Agreements to which it is party, (b) to perform its obligations hereunder and thereunder and (c) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions on the part of the Company. This Agreement and the Related Agreements have been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         5.2 Conflicts, Consents and Approvals. The execution, delivery and performance of this Agreement and the Related Agreements by the Company do not and will not result in (a) any conflict with any formative, organizational or governing documents of the Company or (b) any Material breach or violation of or default under any law, rule, statute, regulation, judgment, order or decree or any note, bond, mortgage, agreement, deed of trust, indenture, license, permit, lease, loan agreement, contract, agreement or any other instrument or arrangement to which the Company is a party or by which the Company or any of its properties or assets is bound. No consent, approval or authorization of or filing, registration, qualification, designation or declaration with, or notice to, any Governmental Authority or any third party is required on the part of the Company in connection with the execution and delivery of this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby, other than those consents and approvals which have been obtained.

         5.3 Securities Filings. The Company has heretofore delivered to Geotek, the Company's annual report on Form 10-K for its fiscal year ended December 31, 1996 and the Company's quarterly report on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (collectively, the "SEC Reports"). As of their respective filing dates, the SEC Reports filed pursuant to the Securities Exchange Act of 1934 did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

         5.4 Absence of Certain Changes. Except as disclosed in the SEC Reports, at all times since September 30, 1997, the Company has conducted its business in the ordinary course consistent with past practice and there has not been any change, or any event,


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occurrence or development of a state of circumstances of facts, which could reasonably be expected to have a Material adverse effect on the Company.

         5.5 Litigation. There is no lawsuit, arbitration, action, claim, investigation, hearing, charge, complaint, demand or administrative proceeding either (a) pending in any court or before any Governmental Authority or otherwise pending against the Company or (b) to the knowledge of the Company's officers or directors, threatened, against the Company, seeking to restrain, prohibit or invalidate the purchase of the Shares and/or the Warrants hereunder by the Company from Geotek or the consummation of the transactions contemplated hereby or seeking damages in connection with such transactions.

         5.6 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of the Company in such manner as to give rise to any claim for any brokerage or finder's commission, fee or similar compensation which would require payment by Geotek.

6.       ADDITIONAL AGREEMENTS

         6.1 Resignation of Directors and Officers. On the Closing Date, Geotek shall cause each Person nominated to the Board of Directors of the Company by it, including, without limitation, Yaron Eitan, John J. Egidio, Zvi Peled and Robert Vecsler, to resign from all directorships and other positions such Person holds with the Company.

         6.2 Expenses of Transaction; Transfer Taxes. Geotek shall have no liability or other responsibility to the Company, and the Company shall have no liability or other responsibility to Geotek, for any costs or expenses relating to this Agreement, the Related

Agreements or the transactions contemplated hereby or thereby. Geotek shall pay all stock transfer taxes, recording fees and other sales, transfer, use, purchase or similar tax resulting from the transactions contemplated hereby.

         6.3 Continuation of Medical and Financial Coverage. Geotek agrees to
(a) continue all medical benefits, other employee benefits and insurance coverage, excluding directors' and officers' insurance, currently available to the Company and its subsidiaries and its employees provided that the Company reimburses Geotek for such benefits and coverage within 30 days of Geotek's payment therefor to the carrier, upon presentation by Geotek to the Company of expense statements, proof of payment and such other supporting information as the Company may reasonably require, or in the case of group health, medical and dental plans, the Company pays the carrier or provider directly, until the earlier of (i) the date on which the Company notifies Geotek of its desire to terminate any such coverage, or (ii) with respect to group health, medical and dental plans, December 1, 1997, but only in the event that the Company is able to enter into an agreement, effective December 1, 1997, with the providers of Geotek's current group health, medical and dental plans on the same terms as are currently available to the Company through Geotek and at no additional cost to the Company, otherwise February 28, 1998, and, with respect to all other insurance plans, January 1, 1998, and (b) cooperate with the Company and its employees in connection with pursuing claims under all such insurance plans. Geotek also agrees to continue to allow participation of the Company's and its subsidiaries' employees under Geotek's 401(k) plan until April 30, 1998, or sooner if the Company so elects. Geotek further agrees, at the direction of the Company, to direct Merrill Lynch, Pierce, Fenner & Smith, Incorporated to

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cooperate with the plan splitoff pursuant to which funds in Geotek's 401(k) plan relating to the employees of the Company and any of its subsidiaries will be transferred to a 401(k) plan of the Company. Nothing contained herein shall obligate Geotek to match any contribution made after the date hereof to Geotek's 401(k) plan by any of the employees of the Company or any of its subsidiaries.

         6.4 Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action that would render any of its representations or warranties contained in this Agreement inaccurate through the Closing Date. Each shall promptly notify the others if any action, suit or proceeding shall be instituted or threatened against any such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

         6.5 Cooperation. During the period prior to the Closing Date, Geotek and the Company shall act diligently and reasonably, and shall cooperate with each other in order to permit the consummation of the transactions contemplated by this Agreement.

7.       NON-COMPETITION BY GEOTEK

         7.1 Covenants Against Competition. Geotek acknowledges that (i) the principal business of the Company and its subsidiaries is the development, assembly and distribution of (a) sound processing equipment used for public broadcast systems and speakers for outdoor use and home theater systems, (b) office-based telecommunications PBX peripherals that provide voice mail, auto attendant functions, music and message on hold, telephone accounting systems and speech recognition for telephone systems and paging systems and (c) any combination of the businesses described in clauses (a) and (b) (collectively, the "Company Business"); (ii) the Company Business is international in scope; (iii) Geotek was provided with information concerning many confidential affairs of the Company not readily available to the public;
(iv) the agreements and covenants contained in this Article 7 are essential to protect the business and goodwill of the Company; (v) the Company would not enter into this Agreement and would not purchase the Shares and the Warrants but for such covenants and agreements. In order to induce the Company to enter into this Agreement, Geotek covenants and agrees that:

                  (a) Non-Compete. For a period of three years following the Closing Date (the "Restricted Period"), Geotek shall not, in the United States of America or in any foreign country, directly or indirectly, (i) engage in the Company Business for its own account; or (ii) become interested in any Person engaged in the Company Business, directly or indirectly, as a partner, shareholder, principal, agent, trustee, consultant or in any other relationship or capacity; provided, however, that Geotek may own, directly or indirectly, solely as an investment, securities of any Person which are traded on any national securities exchange or the NASDAQ National Market System if Geotek (a) is not a controlling Person of, or a member of a group which controls, such Person or (b) does not, directly or indirectly, own 1% or more of any class of securities of such Person; provided, however, that nothing contained herein shall be interpreted to preclude Geotek from continuing its current business plan to provide integrated voice and data communications equipment and services or to preclude Geotek from integrating its voice and data communication equipment and services with any existing or future telecommunications equipment or services; provided further, that

Geotek shall not use the Company's integrated voice and paging system known as "NextPage" without the prior written consent of the Company in each instance or without first purchasing or licensing "NextPage".

                  (b) Confidential Information. Geotek promises and agrees on behalf of itself, its employees and directors that, either during the Restricted Period or at any time thereafter, it shall keep secret and retain in strictest confidence, and shall not use for the its own benefit or for the benefit of others, any confidential information of the Company and its affiliates, including, without limitation, trade "know-how," secrets, customer lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects and other business affairs of the Company and its affiliates (collectively, "Confidential Information"), obtained by Geotek heretofore and through the Closing Date; except for Confidential Information (i) which is in the public domain, excluding Confidential Information which is in the public domain as a result of any action taken by Geotek in violation of this Section 7.1(b); (ii) which the Company publicly discloses; or (iii) which Geotek receives from a third party who is not violating a confidentiality obligation to the Company.

                  (c) Property of the Company. All documents and other materials, including, without limitation, original minute books of the Company and its subsidiaries, original books and records of the Company, manually signed agreements to which the Company is a party (other than those agreements to which Geotek is also a party and with respect to which the Company has a manually signed agreement in its possession), the Company's tax returns since 1991, memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Geotek, or made available to Geotek relating to the Company, are and shall be the Company's property and shall be delivered, to the extent available, to the Company promptly after the Closing or at any other time on request, only to the extent such materials can be delivered without undue effort or expense; provided, however, that the tax returns, accounting records, and manually signed agreements to which the Company or any of its subsidiaries is a party and Geotek is not a party shall be returned to the Company promptly after the Closing without regard to the effort or expense required to return such materials to the extent available and in the possession of Geotek or any of its subsidiaries. Geotek further agrees (i) to cooperate and provide access to its books and records in connection with any audit of the Company and/or its subsidiaries; and (ii) to direct Glenn Deal, Esq., to transfer to an attorney designated by the Company all records and files relating to any matters serviced for the benefit of the Company.

                  (d) Employees of the Company. During the Restricted Period, Geotek shall not, directly or indirectly hire, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or its affiliates or hire any such employee who has left the employment of the Company or any of its affiliates within one year of the termination of such employee's employment with the Company or any of its affiliates. Notwithstanding anything to the contrary contained herein, Geotek may solicit and hire John Egidio and Harry Paulison any time after the three-week anniversary following the Closing.

                  (e) Consultants and Independent Contractors of the Company. Except as agreed to in writing by the Company and Geotek, during the Restricted Period, Geotek shall not, directly or indirectly, hire, solicit or encourage to cease to work with the Company or any of its affiliates, any consultant, sales representative and other person then under contract with the Company or any of its affiliates; provided, however that Geotek may hire or solicit consultants who in the ordinary course of such consultant's business provides services to more than three clients at any one time.

         7.2 Rights and Remedies Upon Breach. If Geotek breaches, or threatens to commit a breach of, any of the provisions of Section 7.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity, the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its affiliates and that money damages will not provide an adequate remedy to the Company.

         7.3 Severability of Covenants. Geotek acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any parts thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         7.4 "Blue-Pencilling". If any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         7.5 Enforceability in Jurisdictions. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction where the geographical scope of any alleged violations of the Restrictive Covenants has been implicated. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

8.       SURVIVAL

         The warranties and representations of Geotek set forth in Article 4 of this Agreement and the warranties and representations of the Company set forth in Article 5 of this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of one year from the date hereof.


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
9.       CONDITIONS PRECEDENT

         9.1 Conditions to Obligation of Geotek. The obligation of Geotek to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) The Company shall have performed in all Material respects its obligations under this Agreement required to be performed by it at or prior to the Closing;

                  (b) The representations and warranties of the Company contained herein shall be true and correct in all Material respects at and as of the Closing as if made at and as of such date;

                  (c) The Company shall have delivered to Geotek a certificate, dated the Closing Date, signed by a duly authorized executive officer of the Company, to the effect that, to the best knowledge, information and belief of such officer, the conditions specified in Sections 9.1(a) and 9.1(b) have been fulfilled;

                  (d) The Company shall have delivered to Geotek a release in the form attached hereto as Exhibit A;

                  (e) The Company shall have delivered to Geotek a certificate of the Secretary of the Company as to the resolutions of the Board of Directors, incumbency of officers, execution of documents, Certificate of Incorporation and By-laws of the Company;

                  (f) All required consents shall have been obtained and be in full force and effect and Geotek shall have been furnished with appropriate evidence of the granting of such approvals, authorizations and consents; and

                  (g) Geotek shall have received an opinion of McDermott, Will & Emery, counsel for the Company, substantially in the form attached hereto as Exhibit B.

         9.2 Conditions to Obligations of the Company. The obligations of the Company to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions (in addition to those specified in Section 9.1 hereof):

                  (a) Geotek shall have performed in all Material respects its obligations required under this Agreement to be performed at or prior to the Closing;

                  (b) The representations and warranties of Geotek contained herein shall be true and correct in all Material respects at and as of the Closing as if made at and as of such time;

                  (c) Geotek shall have delivered to the Company a certificate, dated the Closing Date, signed by a duly authorized executive officer of Geotek, to the effect that to the best knowledge, information and belief of such officer, the conditions specified in Sections 9.2(a) and 9.2(b) have been fulfilled;

                  (d) Geotek shall have delivered to the Company a certificate of the Secretary of Geotek as to the resolutions of the Board of Directors, incumbency of officers, execution of documents, Certificate of Incorporation and By-laws of Geotek;

                  (e) The Company shall have received the resignations referred to in Section 6.1 hereof;

                  (f) Geotek shall have delivered to the Company a release in the form attached hereto as Exhibit C;

                  (g) All required consents, shall have been obtained and be in full force and effect and the Company shall have been furnished with appropriate evidence of the granting of such approvals, authorizations and consents; and

                  (h) The Company shall have received an opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, counsel for Geotek, substantially in the form attached hereto as Exhibit D.

10.      TERMINATION

         This Agreement may be terminated and the Purchase contemplated hereby may be abandoned at any time prior to the Closing by Geotek or the Company:

                  (a) if the Closing shall not have occurred on or before December 1, 1997; provided, however, that the right to terminate this Agreement under this Section 10.1(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                  (b) if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and is permanent and nonappealable and has the effect of making the Purchase illegal or otherwise prohibiting consummation of the Purchase. In the event of the termination and abandonment of this Agreement pursuant to this clause (b), this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors or officers.

11.      MISCELLANEOUS

         11.1 Notices. Any notice, request, instruction, or other communication to be given hereunder by any party to another shall be in writing and shall be deemed to have been duly given if delivered by hand or sent by telecopier (transmission confirmed), certified or registered mail (return receipt requested), postage prepaid, or by overnight express service, addressed to the respective party or parties at the following addresses:

         If to Geotek:       Geotek Communications, Inc.
                             102 Chestnut Ridge Road
                             Montvale, New Jersey 07645
                             Attn: Mr. Scott Bloom
                             Telecopier: (201) 930-1363

         With a copy to:     Klehr, Harrison, Harvey, Branzburg & Ellers
                             1401 Walnut Street
                             Philadelphia, PA 19102
                             Attn: Stephen T. Burdumy, Esq.
                             Telecopier: (215) 568-6603

         If to the Company:  Bogen Communications International, Inc.
                             50 Spring Street
                             Ramsey, New Jersey 07446
                             Attn: Mr. Yoav M. Cohen
                             Telecopier: (201) 760-8771

         With a copy to:     McDermott, Will & Emery
                             50 Rockefeller Plaza
                             New York, New York 10020
                             Attn: Cheryl V. Reicin, Esq.
                             Telecopier: (212) 547-5444
or to such other address or addresses as any party may designate to the others by like notice as set forth above. Any notice given hereunder shall be deemed given and received on the date of hand delivery or transmission by telecopier, or five (5) days after mailing by certified or registered mail or one (1) day after delivery to an overnight express service for next day delivery, as the case may be.

         11.2 Publicity. Except as may otherwise be required by law, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Geotek and the Company.

         11.3 Further Assurances. At any time and from time to time after the Closing, at the request of any party and without further consideration, the other parties hereto shall execute and deliver such other instruments of sale, transfer, assignment, assumption and confirmation, and take such other action, as may be reasonably necessary in order to carry out and implement more effectively the provisions and purposes of this Agreement.

         11.4 Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any Governmental Authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         11.5 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby.

         11.6 Amendments. This Agreement may be amended by Geotek or the Company at any time by execution of a written instrument signed on behalf of all parties.

         11.7 Waiver. At any time prior to the Closing, the parties may waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any such right, power and privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         11.8 Captions. The captions of the various Articles, Sections and Exhibits of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any provision of this Agreement or affect the construction hereof.

         11.9 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, and successors, any rights or remedies under or by reason of this Agreement.

         11.10 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         11.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflict of laws of the State of Delaware.

         11.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         11.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed and delivered by each of the parties, it being understood that all parties need not sign the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on this 26th day of November, 1997.


                                          GEOTEK COMMUNICATIONS, INC.


                                          By:     /s/ Yoav M. Cohen
                                                ----------------------------
                                          Name:
                                                ----------------------------
                                          Title:
                                                ----------------------------


                                          BOGEN COMMUNICATIONS
                                          INTERNATIONAL, INC.



                                          By:    /s/ Yaron Eitan
                                                ----------------------------
                                          Name:
                                                ----------------------------
                                          Title:
                                                ----------------------------